MICROMEM TECHNOLOGIES INC.

Notice to Reader

The management of Micromem Technologies Inc. is responsible for the preparation of the accompanying interim financial statements. The interim financial statements have been prepared in accordance with accounting principles generally accepted in Canada and are considered by management to present fairly the financial position, operating results and cash flows of the Company.

These interim financial statements have not been reviewed by an auditor. These interim financial statements are unaudited and include all adjustments, consisting of normal and recurring items, that management considers necessary for a fair presentation of the consolidated financial position, results of operations and cash flows.

"Joseph Fuda"
(signed) Joseph Fuda, President and CEO

"Dan Amadori"
(signed) Dan Amadori, Chief Financial Officer

MICROMEM TECHNOLOGIES INC.
(A DEVELOPMENT STAGE COMPANY)

Consolidated Balance Sheet
(Expressed in United States dollars)

As at,
	July 31, 2004	October 31, 2003
	[Unaudited]	[Audited]

Assets
Current assets:
Cash and cash equivalents	$285,272	$79,233
Term Deposits	79,366	219,930
Deposits and other receivables	111,680	47,207
	476,318	346,370
Capital assets	2,539	3,768
Patents and trademarks	-	-
Royalty rights	-	-
	478,857	350,138

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	234,458	245,700

Shareholders' equity:
Share capital:
Authorized:
2,000,000 special preference shares, redeemable, voting
Unlimited common shares without par value
Issued and outstanding:
55,332,187 common shares (2003 - 48,732,187)	31,879,287	31,236,287
Contributed surplus	578,891	578,891
Deficit accumulated during the development stage	(32,213,779)	(31,710,740)
	244,399	104,438

	$478,857	$350,138

See accompanying notes to consolidated financial statements.

MICROMEM TECHNOLOGIES INC.
(A DEVELOPMENT STAGE COMPANY)

Consolidated Statements of Operations and Deficit
(Expressed in United States dollars)

					Period from
For the,					September 3, 1997 to
three-month period ended July 31,			nine-month period ended July 31,		July 31,2004

	2004	2003	2004	2003
	[unaudited]	[unaudited]	[unaudited]	[unaudited]	[unaudited]
Revenue:
Interest and other income	$450	$642	$4,629	$17,085	$531,267

Costs and expenses (income):
Administration	74,971	60,587	113,576	144,927	2,105,761
Professional fees	98,120	25,198	121,762	70,063	2,819,357
Wages and salaries	1,233	24,729	46,658	106,475	9,384,269
Research and development	36,520	25,197	160,163	434,319	6,176,445
Travel and entertainment	25,347	4,052	35,092	7,510	1,025,058
Amortization of patents and trademarks	-	9,127	-	27,176	67,596
Amortization of capital assets	130	3,136	3,990	33,741	340,121
Operating Leases	-	-	-	-	109,412
Loss on Sale of Investment	-	-	-	-	54,606
Write-down of Investment	-	-	-	-	61,020
Write-down of Royalty Rights	-	-	-	-	10,000,000
Write-down of Patents and Trademark	-	-	-	-	299,820
Fees to Related Parties	-	-	-	-	65,460
Interest Expense	-	-	-	-	186,000
Loss on sale of assets	-	-	-	58,302	75,027
Unrealized foreign exchange loss (gain)	3,998	13,877	26,427	(57,966)	(44,583)
	240,319	165,903	507,668	824,547	32,725,369

Loss before Income Taxes	$(239,869)	$(165,261)	$(503,039)	$(807,462)	$(32,194,102)

Provision for (recovery of) Income Taxes Current	-	-	-	-	19,677

Net loss for the period	$(239,869)	$(165,261)	$(503,039)	$(807,462)	(32,213,779)

Deficit accumulated during the
development stage, beginning of period	(31,973,910)	(30,902,976)	(31,710,740)	(30,260,775)	-
Deficit accumulated during the
development stage, end of period	$(32,213,779)	$(31,068,237)	$(32,213,779)	$(31,068,237)	$(32,213,779)

Loss per share - basic and diluted	$(0.004)	$(0.004)	$(0.009)	$(0.017)	$(0.738)

Weighted average number of shares	53,878,383	46,700,937	53,878,383	46,700,937	43,630,085

See accompanying notes to consolidated financial statements.

MICROMEM TECHNOLOGIES INC.
(A DEVELOPMENT STAGE COMPANY)

Consolidated Statement of Cash Flows
(Expressed in United States dollars)

					Period from
For the,					September 3,1997 to
	three-month period ended July 31,		nine-month period ended July 31,		July 31,2004

	2004	2003	2004	2003
	[unaudited]	[unaudited]	[unaudited]	[unaudited]	[unaudited]

Cash flows from operating activities:
Net loss for the period	$(239,869)	$(165,261)	$(503,039)	$(807,462)	$(32,213,779)
Adjustments to reconcile loss for
the period to net cash used in operating activities:
Amortization of patents and trademarks	-	9,127	-	27,176	67,596
Amortization of capital assets	130	3,136	3,990	33,741	525,341
Loss on Sale of Investment	-	-	-	58,302	49,810
Write down of Investment	-	-	-	-	61,020
Loss on disposal of capital assets	-	-	-	-	65,460
Write-down of Royalty Rights	-	-	-	-	10,000,000
Write-down of Patents and Trademark	-	-	-	-	299,820
Share compensation expense	-	-	-	-	7,285,696
Non-cash wages and salaries	-	-	-	-	34,000
Change in non-cash working capital items,	-	-	-	-	-
Decrease (increase) in deposits and other receivables	(1,872)	26,312	(64,473)	111,419	(103,083)
Increase (decrease) in accounts payable and accrued liabilities	37,488	(69,599)	(11,242)	(149,653)	128,414
Net cash used in operating activities	(204,123)	(196,285)	(574,764)	(726,477)	(13,799,705)

Cash flows from investing activities:
Capital assets, net	(1,652)	-	(2,761)	1,962	(727,798)
Proceed on disposal of capital assets				(1,688)	134,458
Patents and trademarks	-	(1,271)	-	(23,235)	(367,416)
Sale of available-for-sale Investment					260,641
Royalty Rights					(2,000,000)
Term Deposits	(2,464)	-	140,564	-	(79,366)
Net cash provided by (used in) investing activities	(4,116)	(1,271)	137,803	(22,961)	(2,779,481)

Cash flows from financing activities:
Issue of common shares	365,000	-	643,000	-	16,283,733
Net Proceeds from Shareholder's Loan					544,891
Loan Proceeds from Avanticorp International Inc.					112,031
Rights issue Costs					(76,197)
Net cash provided by (used in) financing activities	365,000	-	643,000	-	16,864,458

Increase (decrease) in cash and cash equivalents	156,761	(197,556)	206,039	(749,438)	285,272
					-
Cash and cash equivalents, beginning of period	128,511	432,057	79,233	983,939	-
					-
Cash and cash equivalents, end of period	$285,272	$234,501	$285,272	$234,501	$285,272

Supplemental cash flow information:			-
Interest paid	-	-			76,987
Income taxes paid	-	-			66,722

See accompanying notes to consolidated financial statements.

Micromem Technologies Inc.
(A development stage company)

Supplemental Notes to the Consolidated Financial Statements

For the nine months period ended July 31, 2004

1. Going Concern:

The consolidated financial statements have been prepared on the "going concern" basis, which presumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The Company has incurred substantial losses in its development stage. It will be necessary to raise additional funds for the continuing development, testing and commercial exploitation of its technologies. The sources of these funds have not yet been identified and there can be no certainty that sources will be available in the future.

The Company's ability to continue as a going concern is dependent upon completing the development of its technology for a particular application, achieving profitable operations, obtaining additional financing and successfully brining its technologies to the market. The outcome of these matters cannot be predicted at this time. The consolidated financial statements have been prepared on a going concern basis and do not include any adjustments to the amounts and classifications of the assets and liabilities that might be necessary should the Company be unable to continue in business.

2. Summary of significant accounting policies:

These consolidated financial statements have been prepared in accordance with Canadian GAAP and are stated in United States dollars. The interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended October 31, 2003 and the Management's Discussion and Analysis for the 9 months ending July 31, 2004. The accounting policies used in the preparation of these interim consolidated financial statements are consistent with the accounting policies used in the company's year end audited consolidated financial statements of October 31,2003.